                                  PARTICULARS

DATE OF LEASE:  23rd day of June, 1997

1.     (1)  LESSOR:   DOCKWAYS LIMITED whose registered office is at 1 Le
                      Couteur Court Mulcaster Street St. Helier Jersey

       (2)  LESSEE:   WORLD XCHANGE COMMUNICATIONS LIMITED whose registered
                      office is at Suite 9-02 Exchange Tower 1 Harbor Exchange
                      Square London

2.     THE PREMISES:  The premises more particularly described in the First
                      Schedule

3.     THE BUILDING:  The premises shown edged red on Plan A together with the building or buildings thereon at Harbour Exchange Millwall Inner Dock in the London Borough of Tower Hamlets including:

                      (1) in respect of the podium area shown hatched green on Plan A only the structures and soil down to the roof of the structure erected beneath such podium and known as Harbour Island Car Park (but for the avoidance of doubt specifically excluding the said Harbour Island Car
                      Park) and

                      (2) the Car Park but excluding any land structure or air space demised to London Regional Transport by the Lease dated 17 July 1987 and made between London Docklands Development Corporation (1) and London Regional Transport (2)

4.     RENT:          The yearly rent of L38,160 subject to upwards only rent
                      review as provided in this Lease

5.     INITIAL        L23,850 per annum payable in accordance with Clause 6.2
       SERVICE        hereof
       CHARGE:

6.     TERM:          Commencing on 29 September 1996 and expiring on 24 March
                      2015

7.     USE:           Offices

8.     RENT REVIEW    The 25th day of December 2001 and every fifth
       DATES:         anniversary of that date

                                     INDEX


DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

DEMISE PARCELS AND RENT . . . . . . . . . . . . . . . . . . . . . . .    8

LESSEE'S COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Pay Rents. . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Pay Outgoings. . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Pay Value Added Tax. . . . . . . . . . . . . . . . . . . . . . .   12
     Lessee's Insurance Covenant. . . . . . . . . . . . . . . . . . .   12
     Repair . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     Internal Redecoration. . . . . . . . . . . . . . . . . . . . . .   14
     Maintain Lessor's Fixtures . . . . . . . . . . . . . . . . . . .   15
     Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     User . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Obstructions . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     Compliance with Statutory Enactments . . . . . . . . . . . . . .   20
     Alienation . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     Registration . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     Information. . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Costs and Fees . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Planning Acts. . . . . . . . . . . . . . . . . . . . . . . . . .   24
     Fire Fighting Equipment. . . . . . . . . . . . . . . . . . . . .   26
     Notice of Re-Letting or sale . . . . . . . . . . . . . . . . . .   26
     Not to Permit Acquisition of Easements . . . . . . . . . . . . .   27
     To Notify Lessor . . . . . . . . . . . . . . . . . . . . . . . .   27
     Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     New Surety or Guarantor. . . . . . . . . . . . . . . . . . . . .   28
     Pledging Chattels as Security. . . . . . . . . . . . . . . . . .   28
     Perform and Observe Covenants. . . . . . . . . . . . . . . . . .   29
     Air-Conditioning . . . . . . . . . . . . . . . . . . . . . . . .   29
     Yield Up . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

LESSOR'S COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . .   30
     Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . .   30
     The Superior Lease . . . . . . . . . . . . . . . . . . . . . . .   30
     Lessor's Insurance Covenant. . . . . . . . . . . . . . . . . . .   30
     Provision of Services. . . . . . . . . . . . . . . . . . . . . .   32

RENT REVIEW . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     Payment of New Rent. . . . . . . . . . . . . . . . . . . . . . .   36
     Determination of the New Rent. . . . . . . . . . . . . . . . . .   37
     Arrears and Interest . . . . . . . . . . . . . . . . . . . . . .   38
     Rent Review Memorandum . . . . . . . . . . . . . . . . . . . . .   38
     Binding nature of Surveyor's determination . . . . . . . . . . .   38
     Statutory obligations. . . . . . . . . . . . . . . . . . . . . .   39
     Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
     Rights of others . . . . . . . . . . . . . . . . . . . . . . . .   39

SERVICE CHARGE PAYMENT. . . . . . . . . . . . . . . . . . . . . . . .   39
     Amount payable . . . . . . . . . . . . . . . . . . . . . . . . .   39
     Payment on account . . . . . . . . . . . . . . . . . . . . . . .   40
     Estimates and calculations . . . . . . . . . . . . . . . . . . .   40
     No dispute . . . . . . . . . . . . . . . . . . . . . . . . . . .   42


MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
     Re-entry . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
     Rent Abatement . . . . . . . . . . . . . . . . . . . . . . . . .   43
     Exclusion of liability . . . . . . . . . . . . . . . . . . . . .   44
     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     Section 37 LTA . . . . . . . . . . . . . . . . . . . . . . . . .   46
     Easements and rights enjoyed in common . . . . . . . . . . . . .   46
     Interests on overdue monies. . . . . . . . . . . . . . . . . . .   47
     Lessor's power of dealing. . . . . . . . . . . . . . . . . . . .   47
     Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . .   48
     Permitting and suffering . . . . . . . . . . . . . . . . . . . .   48
     Superior Leases. . . . . . . . . . . . . . . . . . . . . . . . .   49
     Lessor as Lessee's Agent . . . . . . . . . . . . . . . . . . . .   49
     Distress . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
     Set-Offs . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
     Release of Lessor. . . . . . . . . . . . . . . . . . . . . . . .   50
     Lessee's option to determine . . . . . . . . . . . . . . . . . .   51
     Governing law and jurisdiction . . . . . . . . . . . . . . . . .   51

SURETY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

THE FIRST SCHEDULE. . . . . . . . . . . . . . . . . . . . . . . . . .   52
     The Premises . . . . . . . . . . . . . . . . . . . . . . . . . .   52

THE SECOND SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . . .   53
     Easements and rights in favour of the Lessee included
       in this lease. . . . . . . . . . . . . . . . . . . . . . . . .   53

THE THIRD SCHEDULE. . . . . . . . . . . . . . . . . . . . . . . . . .   56
     Easements and rights that are expected from this
       Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

THE FOURTH SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . . .   58
     Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . .   58

THE FIFTH SCHEDULE. . . . . . . . . . . . . . . . . . . . . . . . . .   61
     Expenditure to be taken into account in computing the
       Service Charge . . . . . . . . . . . . . . . . . . . . . . . .   61

SIXTH SCHEDULE. . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
     Covenants and Agreements by the Surety . . . . . . . . . . . . .   69

SEVENTH SCHEDULE. . . . . . . . . . . . . . . . . . . . . . . . . . .   73
     Requirements for an assignment . . . . . . . . . . . . . . . . .   73
     General Requirements . . . . . . . . . . . . . . . . . . . . . .   75


THIS SUB-UNDERLEASE is made on the date stated in paragraph 1 of the Particulars BETWEEN:

(1)     The LESSOR specified in paragraph 1(1) of the Particulars and
(2)     The LESSEE specified in paragraph 1(2) of the Particulars

THIS DEED WITNESSETH as follows:

DEFINITIONS

1.1     IN this Deed the following expressions shall where the context so
----------
admits or requires be construed as follows:

"the Building"     means Exchange Tower 1 Harbour Exchange Square London
                   E14 9GB as described in paragraph 3 of the Particulars

"the Car Park"     means the car park on basement levels 1 2 and 3 of the
                   Building shown edged blue on Plans D E and F

"the Company"      means Harbour Exchange Management Company Limited

"Common Areas"     means those parts of the Development Area designated by the
                   Lessor from time to time for the common use and benefit of the tenants and occupiers of the Development Area and others using or visiting the Development Area and (excluding those parts of the Development Area demised or intended to be demised to tenants other than the Company) and being those areas shown coloured yellow on

                   Plan B as varied from time to time by the Lessor with the agreement of the Superior Lessor

"Conduits"         shall mean pipes wires cables channels chutes ducts gutters sewers drains tanks and cisterns belonging to the Lessor or the Company in whole or in part and all related receptacles valves switches and safety devices which serve the Building from time to time

"Development Area" shall mean the Lessor's development at Harbour Exchange
                   Millwall Inner Dock London as the same as for identification purposes edged red on Plan B or some part thereof or extension thereof

"First             shall mean the 31 December following the date hereof
Anniversary"

"Floor" means the ninth floor of the Building shown edged blue on Plan C

"Harbour Island    shall mean the structure erected by the Lessor under that
Car Park           part of the Building and the adjoining premises shown
                   coloured green and hatched green on Plan A

"the HEMCO Deed"   shall mean the Deed dated the 21 October 1991 made between
                   Charter Group Limited (now known as Globe Trust Limited) and the Company relating to the provision of certain services to the Development Area

"Insured Risks"    shall mean loss or damage by fire explosion lightning
                   aircraft articles dropped from aircraft storm tempest flood impact riot malicious damage civil commotion earthquake
                   (fire and shock) and bursting and overflowing of water tanks apparatus and pipes and such other risks as the Lessor or the Superior Lessor may from time to time reasonably require to be insured against and (where the context so admits)
                   "Insured Risks" shall include any one or all of such Insured
                   Risks

"Interest"         shall mean interest at the rate of four per centum per annum above the Base Lending Rate from time to time of Barclays
                   Bank plc or (if such rate shall cease to be published) such other reasonable or comparable rate as the Lessor shall from time to time designate compounded with monthly rests on the first day of each month

"Lessee" shall include any successors in title assignees and any person deriving title under the Lessee

"Lessor" shall include the person for the time being entitled to the reversion immediately expectant upon the determination of the Term and all persons deriving title through the Lessor and shall (where appropriate) include the Superior Lessor

"Lessor's             shall mean any person employed by the Lessor for any
Surveyor"             purpose under this Lease (including an employee of the
                      Lessor or a company which is a member of the same group of companies (as defined in Section 42 Landlord and Tenant Act 1954) of which the Lessor is itself a member)

"Net Internal         shall mean net internal area calculated in accordance
 Area"                with the Code of Measuring Practice published by The
                      Royal Institution of Chartered Surveyors and the
                      Incorporated Society of Valuers and Auctioneers in
                      January 1990

"Particulars"         means the Particulars appearing at the front of this
                      Lease

"Plan A"              shall mean the annexed plan so entitled

"Plan B"              shall mean the annexed plan so entitled

"Plan C"              shall mean the annexed plan so entitled

"Plan D"              shall mean the annexed plan so entitled

"Plan E"              shall mean the annexed plan so entitled

"Plan F"              shall mean the annexed plan so entitled

"Planning Acts"       shall mean the Town and Country Planning Act 1990 the
                      Planning (Listed Buildings and Conservation Areas) Act
                      1990 the Planning (Hazardous Substances) Act 1990
                      the Planning (Consequential Provisions) Act 1990 and any
                      other legislation relating to the use development or
[ILLEGIBLE]           occupation of land or buildings and any statutory
                      modification or re-enactment thereof for the time being in force and any other instrument plan regulation permission and directive made or issued or to be made or issued thereunder or deriving validity therefrom shall mean Suite 9.03 on the ninth floor of the
[ILLEGIBLE]           Building more particularly described in the First
                      Schedule hereto

[ILLEGIBLE]           shall mean the rent first reserved by this Lease as
                      specified in paragraph 4 of the Particulars and as increased from time to time in accordance with Clause 5 shall mean the services which may be provided to the
[ILLEGIBLE]           Building and the Premises detailed in Parts I and II of
                      the Fifth Schedule hereto

                      shall mean the service charge to be paid to the Lessor
[ILLEGIBLE]           by the Lessee pursuant to the Lessee's covenants
                      contained in Clause 6 hereof

                      shall mean a lease dated 21 October 1991 and a lease
[ILLEGIBLE]           dated 16 May 1995 both made between the London Docklands
                      Development

                      Corporation (1) and Globe Trust Limited (2) and two underleases dated 10 August 1995 made between Globe Trust Limited (1) the Company (2) and the Lessor as varied from time to time

"Superior Lessor"     shall mean the London Docklands Development Corporation
                      and its successors in title and any person entitled to the freehold or any intermediate reversion superior to the reversion immediately expectant hereon created within eighty years of the date hereof

"Term" shall mean the term of years hereby granted and specified in paragraph 6 of the Particulars which were applicable shall include the period of any holding over or any extension or continuance thereof by statute or at common law

"Termination          shall mean the date of expiration or sooner
 Date"                determination of the Term whether by effluxion of time
                      or by any other means or cause whatsoever

"Utilities"           shall mean foul and surface water drainage electricity
                      electronic impulses gas water telephone heating ventilation air conditioning the passage of smoke and fumes and all other utilities services and facilities now or at any time during the Term supplied or capable of being provided to the Premises

1.2 Words importing only the masculine gender include the feminine gender and also the neuter and words importing the singular include the plural (and vice versa)

1.3 Throughout these presents where there are two or more persons included in the expression "the Lessee" "the Lessor" or "the Surety" the covenants expressed to be made by the Lessee or the Lessor or "the Surety" as the case may be shall be deemed to be made by such persons jointly and severally and where two or more persons constitute the Lessee they shall be deemed to hold the Premises as joint tenants legally and beneficially

1.4 References to any legislative provision shall be deemed to include references to any further legislation for the time being in force replacing amending or supplementing it together with all orders regulations directions or consents made or given under it or deriving validity from it and any relevant decisions of courts of competent jurisdiction

1.5 Where anything is prohibited on the part of the Lessee the Lessee shall not permit or suffer it to be done

1.6 Where any rights of entry or rights to do anything are excepted and reserved in this Lease to the Lessor and/or any other person then (except where the context of this Lease shall otherwise expressly provide) the person exercising such rights shall make good any damage caused to the Premises but no other claim shall be made or compensation claimed by the Lessee or any other person claiming through under or in trust for the Lessee

1.7 References to "the Premises" shall (unless otherwise stated) include each and every part of the Premises

1.8 References in this Lease to Value Added Tax include [XXX] other like taxes levies charges and duties whether payable [XXX] or at any time in the future

1.9 The expression "excluded assignment" "authorised guarantee agreement" and "collateral agreement" have in relation to this Lease the meanings specified in Sections 11(1) 16 and 28(1) of the Landlord and Tenant (Covenants) Act 1995

1.10 References to obligations of the Lessee in this Lease include obligations of the Lessee in any document entered into pursuant to this Lease and in any collateral agreement

1.11 The details expressions and descriptions appearing in the Particulars shall be included in and form part of this Lease

1.12     References to Schedules are to Schedules in this Lease

1.13 The headings in this Lease are for information only and shall neither be deemed to form part of this Lease nor affect the construction of it

DEMISE PARCELS AND RENT

2. THE Lessor in consideration of the Rent and of the covenants and conditions herein reserved and contained HEREBY DEMISES unto the Lessee ALL THAT the Premises TOGETHER WITH but EXCEPT AND RESERVED the easements and rights set out respectively in the Second Schedule and Part I of the Third Schedule hereto SUBJECT to the matters referred to in Part II of the Third Schedule hereto TO HOLD unto the Lessee for the Term YIELDING AND PAYING during the Term:

2.1 FIRST the Rent (varied as provided in this Lease) (and in proportion for any less time than a year) such Rent to be paid in advance without any set off or deduction whatsoever by quarterly payments on the usual quarter days in each year the first proportionate payment to be made on the execution of this Lease for the period from the 19 October 1996 to the 25 December 1996

2.2 SECONDLY by way of further rent the Service Charge such further rent to be paid without any set-off or deduction as provided in Clause 6 hereto and

2.3 THIRDLY on demand by way of further or additional rent a sum or sums of money equal to the gross amount which the Lessor from time to time incurs or expends:

2.3.1    in or in respect of effecting or maintaining insurance of:

2.3.1.1 the Premises in the Lessor's estimate of their full reinstatement cost for the time being against the Insured Risks and of the cost of demolition and site clearance and of all architect's surveyor's and other professional fees and incidental expenses in connection with demolition site clearance and reinstatement (inclusive of Value Added Tax to the extent applicable)

2.3.1.2 the Lessor's third party liability in relation to the Premises and their use and occupation including but not limited to liability under the Defective Premises Act 1972 and where the Premises are insured with other property the Lessor shall attribute a fair proportion of the premiums to the Premises and the Lessor's decision shall be final and binding on the parties

2.3.2 in or in respect of effecting or maintaining insurance against loss of Rent and Service Charge (including a reasonable estimate on account of Service Charge) in respect of the Premises for a period of four years or such longer period as the Lessor may from time to time reasonably determine including anticipated loss of Rent following a Rent review (and if such insurance is effected prior to the agreement or determination of the rent upon review the amount of such Rent for the purpose of insurance only shall be estimated by the Lessor's surveyor whose decision shall be final and binding on the parties)

2.3.3 in respect of valuations of the Premises for insurance purposes if required by the Lessor but not more frequently than once in every three years and

2.4 On demand by way of further or additional rent Interest where payable under the terms of this Lease

LESSEE'S COVENANTS

3. THE Lessee covenants with the Lessor that throughout the Term the Lessee will:

PAY RENTS

3.1 Pay the reserved rents at the times and in the manner specified in this Lease (and if and for so long as required by the Lessor to pay the Rent by Banker's standing order or direct debit to such bank account of the Lessor as the Lessor shall from time to time direct)

PAY OUTGOINGS

3.2.1 Pay and indemnify the Lessor on demand against all existing and future rates taxes duties charges burdens assessments impositions and outgoings whatsoever (in this sub-clause 3.2 collectively called "outgoings") and whether or not of a non-recurring nature which now are or may be charged levied assessed or imposed in respect of the Premises on either the owner or occupier (other than taxes or duties payable in respect of any dealing with the Lessor's or any superior interest or the receipt by the Lessor of any moneys payable under the provisions hereof (save for Value Added Tax payable on rents)) and also against all charges and (if required by the Landlord) a sum reasonably estimated by the Landlord to cover the future liability of the Lessee for all such charges incurred and payable in relation to the Premises in respect of Utilities provided to the Premises

3.2.2 Not to claim any relief against payment of any of the outgoings and in particular if prior to the Termination Date the Lessee has claimed or been granted any relief from such outgoings (or any of them) in connection with any non-occupation or use of the Premises by the Lessee to repay to the Lessor a sum equal to the amount of the relief up to the Termination Date

3.2.3 Pay to the Lessor on demand a fair proportion (to be determined by the Lessor's Surveyor whose decision shall be final and binding on the parties) of:

3.2.3.1 any outgoings which may at any time be assessed upon the Premises together with other land and property or

3.2.3.2 the cost of the supply of Utilities to the Premises together with other land and property (save only as previously specified)

PAY VALUE ADDED TAX

3.3.1 Where by virtue of any of the provisions of this Lease the Lessee is required to pay repay or reimburse to the Lessee or any person or persons any rents premium cost fee charge insurance premium expense or other sum or amount whatsoever in respect of the supply of any goods and/or services by the Lessor or any other person or persons the Lessee shall also be required in addition to pay or (as the case may be) keep the Lessor indemnified against:

3.3.1.1 The amount of any Value Added Tax which may be chargeable in respect of such supply to the Lessee

3.3.1.2 The amount of Value Added Tax chargeable on any other person (or chargeable on the Lessor in the case of supplies which the Lessor is deemed to make to itself) in respect of supplies the cost of which is included in the calculation of the sums which the Lessee is required to pay repay or reimburse to the Lessor and in default of payment the same shall be recoverable as rent in arrear

3.3.2 Not object to (and if required by the Lessor to give any necessary consents) the charge of Value Added Tax upon any such rents costs fees or other sums whether such charge arises at the election of the Lessor or otherwise

LESSEE'S INSURANCE COVENANT

3.4.1 Comply with all recommendations and requirements of the insurers and fire authorities as to fire precautions and fire fighting equipment relating to the Premises or the conduct of persons using the Building or the Development Area and to comply with all such reasonable regulations in this regard as the Lessor may from time to time notify to the Lessee

3.4.2 In the event of the Premises or any part thereof being destroyed or damaged by any of the Insured Risks give notice thereof to the Lessor as soon as possible

3.4.3 Not leave the Premises vacant or unoccupied without first giving the Lessor at least 28 days notice of the intention so to do and without first paying any additional or increased premium required by the insurers and without first providing such security as the Lessor shall require in respect of any exclusions excesses limitations conditions or qualifications which the insurers may impose upon the Insured Risks or the policy

3.4.4 Not do or omit to do anything or bring on to the Premises any explosive inflammable or toxic or otherwise harmful chemicals or materials or any other matter or thing of whatsoever nature which shall or may cause the policy or policies for the insurance of the Premises or any adjoining or neighbouring property to become void or voidable or any premium payable to be increased above the ordinary or common rate

3.4.5 If the Premises or any part thereof are destroyed or damaged by any of the Insured Risks and any insurance money shall be wholly or partly irrecoverable by reason solely or in part of any breach by the Lessee of any of its obligations under this Lease or by an underlessee licensee visitor or by any person under their control the Lessee will forthwith pay to the Lessor the amount so refused

REPAIR

3.5.1 At its own cost from time to time and at all times during the Term to keep the whole of the Premises including (without prejudice to the generality of that expression) the boundary walls and drains exclusively serving the same and the sanitary and water apparatus therein in good and substantial repair and condition and yield up the same on the Termination Date in good and substantial repair and condition in accordance with the covenants by the Lessee herein contained

3.5.2 Repair cleanse and maintain and keep repaired cleansed and maintained and free from obstruction all sewers drains and water and waste-pipes and ducts belonging solely to or forming part of or solely serving the Premises and keep any plumbed in sanitary or water equipment whatsoever in or upon the Premises clean and operable and not suffer refuse to be thrown there and keep all water pipes within the Premises reasonably protected from frost and promptly replace all broken or cracked window glass in the internal windows of the Premises

3.5.3 Clean the inside of all windows (including the interior of any translucent or transparent parts of the exterior of the Building bounding the Premises) of the Premises as often as may be necessary and at least once in every month

INTERNAL REDECORATION

3.6 In every fifth year of the Term and in the last three months of the Term however determined in a proper and workmanlike manner (and in the last three months of the Term however determined in tints colours patterns and materials to be approved by the Lessor in writing)

3.6.1 Paint varnish treat or preserve to a high standard in accordance with any applicable British Standard and any manufacturers instructions or recommendations and using good quality materials in every case all the inside wood metal plaster and other parts of the Premises and also the Lessor's fixtures and fittings previously painted varnished treated or preserved (as the case may be)

3.6.2 Clean and otherwise treat as appropriate those interior parts of the Premises and the Lessor's fixtures and fittings which ought to be so treated

MAINTAIN LESSOR'S FIXTURES

3.7.1 Maintain in good and serviceable condition the Lessor's fixtures and fittings in or upon the Premises and replace such of them as may become worn out lost or unfit for use by substituting others of a like nature (but of no lesser quality)

3.7.2 In addition replace all carpets and floor coverings in the Premises as often as reasonably necessary

INSPECTION

3.8 Permit the Lessor and the Superior Lessor (or either of them) and their respective agents or surveyors with or without workmen and others and appliances at all reasonable times upon (save in case of emergency when no notice shall be required) reasonable prior notice (in the case of the Lessor the notice to be written) to enter the Premises or any part thereof:

3.8.1 To view the state and condition of the same and to give or leave on the Premises notice in writing to the Lessee of all defects wants of reparation and breaches of covenants then and there found for which the Lessee is liable hereunder and within sixty days after every such notice or sooner if requisite Lessee shall repair and make good the same according to notice and the covenants in that behalf herein contained to reasonable satisfaction of the Lessor's Surveyor and the Superior Lessor's Surveyor PROVIDED THAT if the Lessee shall fail to comply with such notice or if the Lessee shall at any time default in the performance of any of the covenants herein contained for or relating to the repair decoration or maintenance of the Premises it shall be lawful (but without prejudice to the right of re-entry and forfeiture hereinafter contained) for the Lessor and the Superior Lessor (or either of them) their respective agents servants and workmen to enter upon the Premises and to carry out or cause to be carried out all or any of the works referred to in such notice and the cost of so doing and all expenses incurred thereby together with Interest thereon from the date of expenditure shall be paid by the Lessee on demand

3.8.2 To take schedules or inventories of the fixtures and fittings plant and machinery belonging to the Lessor or the Superior Lessor or to be yielded up on the Termination Date and

3.8.3 To execute any repairs decorations or other work upon or to any adjoining or neighbouring premises or to carry out any repairs decorations or other work which must or may be carried out under the provisions of this Lease upon or to any part of the Development Area or the Building or to cleanse or empty or renew the sewers drains gutters or Conduits belonging to the same or to construct any building or erection on the Development Area or alteration to the Building the Lessor or the Superior Lessor (as the case may be) doing as little damage nuisance and inconvenience as reasonably possible and making good all damage occasioned thereby to the Premises as soon as reasonably possible

3.8.4 To enter upon the Premises for any purpose connected with the interest of the Lessor or the Superior Lessor in the Premises including (without prejudice to the generality of the foregoing) for the purpose of valuing or disposing of any interest of the Lessor or the Superior Lessor or doing anything which may be necessary to prevent a forfeiture of the Superior Lease

ALTERATIONS

3.9.1    Not erect any new building or structure of any kind on the Premises

3.9.2 Not cut remove alter or damage the Premises nor make any structural alteration addition or improvement whatsoever in or to the Premises either internally or externally

3.9.3 Not make internal non-structural alterations to the Premises or remove alter or damage any sanitary or water apparatus heating lighting air-conditioning or electrical or other mechanical plant or apparatus without the previous approval in writing of the Lessor and in accordance with plans and specifications previously submitted to and approved in writing by the Lessor (such approval not to be unreasonably withheld) PROVIDED ALWAYS that the Lessor may as a condition of giving such consent require the Lessee to enter into such covenants with the Lessor as the Lessor may require for the execution and supervision of such works and the reinstatement of the Premises at the expiry or sooner determination of the Term (however determined) and such other covenants as the Lessor may reasonably require

USER

3.10.1 Not do or allow to remain upon the Premises or any part thereof anything which may be or become a nuisance annoyance or disturbance inconvenience injury or damage to the Lessor or its tenants or the owners or occupiers of the Building or of any property in the neighborhood

3.10.2 Not use the Premises or any part thereof for any noxious noisy or offensive trade or business nor for any illegal or immoral act or purpose

3.10.3 Not discharge into any pipe (or drain serving the Premises or the Building or any other property any oil grease or other deleterious matter or any substance which might be or become a source of danger or injury to the drainage system of the Building or any such other property or any part thereof nor drain discharge or deposit any matter or substance of any nature into the water area adjoining the Development Area

3.10.4 Not overload the lifts floors roofs or structure of the Building nor use the Premises in any manner which will cause undue strain or interfere therewith nor instal any machinery on the Premises which shall be unduly noisy or cause dangerous vibrations nor use the Premises or any part thereof in such manner as to subject the same or the Building to any strain beyond that which it is designed to bear

3.10.5 Not attach or exhibit on the Premises any signboard or advertisement or placard visible from the outside of the Premises save that the Lessee may exhibit a plate or sign specifying only the name of the Lessee or any permitted undertenant or occupier in the form design and position specified from time to time by the Lessor:

3.10.5.1 by the entrance to the Premises

3.10.5.2 in the areas of the Floor used in common and

3.10.5.3 in the entrance hall to the Building the Lessee removing the same on the expiry or sooner determination of the Term and making good all resulting damage

3.10.6 Not use the Premises for any purpose other than that stipulated in paragraph 7 of the Particulars

OBSTRUCTIONS

3.11.1 Not park any vehicles on or obstruct or cause any obstructions to any paths or roadways at the Development Area

3.11.2 Not damage or obstruct or cause to be damaged or obstructed or used in such manner as to cause in the reasonable opinion of the Lessor any nuisance damage or annoyance to the Common Area or those parts of the Building not let or intended to be let or any part thereof

REGULATIONS

3.12 At all times perform observe and comply with the regulations contained in the Fourth Schedule hereto and with all reasonable regulations made by the Lessor or the Company and notified to the Lessee in writing or by any public local or other authority from time to time for the management of the Building the Development Area or any land water area or premises used or to be used in common or jointly with any other person

COMPLIANCE WITH STATUTORY ENACTMENTS

3.13.1 At all times at the Lessee's own expense observe [XX] comply in all respects with the provisions and requirements [XX] any and every (enactment (which expression in this covenant includes as well any and every Act of Parliament already hereafter to be passed as any and every notice direction ord [XX]regulation bye-law rule and condition already or hereafter to be made under or in pursuance of or deriving effect from any such Act) or prescribed or required by any public local or other authority so far as they relate to or affect the Premises or the lessor or the lessee thereof or any additions or improvements thereto or the user thereof for any purposes or the employment therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof and in particular not to permit the aggregate permanent occupancy level of the Premises to exceed one person per seven square metres of Net Internal Area of the Premises

3.13.2 Execute all works and provide and maintain all arrangements which by or under any enactment or by any Government Department Local Authority or other Public Authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided or maintained at any time upon or in respect of the Premises or any additions or improvements thereto or in respect of any user thereof or employment therein of any person or persons or fixtures machinery plant or chattels and whether by the landlord or tenant thereof

3.13.3 Indemnify the Lessor at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangement so directed or required as aforesaid and not at any time to do or omit or suffer to be done or omitted in or about the Premises any act or thing by reason of which the Lessor may under any enactment incur or have imposed upon it or become liable to pay any penalty damages compensation cost charges or expenses

3.13.4 Within ten days of the receipt of notice of the same give full particulars to the Lessor of any direction permission notice or order or proposal for any such works relevant to the Premises or to the use or condition thereof or otherwise concerning the Lessee made given or issued to the Lessee or the occupier of the premises by any Government Department Local or Public Authority or other competent authority

ALIENATION

3.14 Not to assign charge underlet hold or trust for another or otherwise part with or share possession or occupation of or suffer any other person to occupy or have an interest in the whole or any part of the Premises nor hold or occupy the Premises as nominee trustee or agent or otherwise for the benefit of any other person save by way of an assignment or underletting of the whole of the Premises satisfying the relevant requirements of the Seventh Schedule

3.14.1 The Lessee shall not waive or vary the terms of or accept a surrender of any underlease (or agree to do so) without the Lessor's prior written consent (such consent not to be unreasonably withheld)

3.14.2 The Lessee shall enforce the covenants on the [ILLEGIBLE] the underlessee and the terms and conditions contained [ILLEGIBLE] and procure that the lessee for the time being thereupon complies with the covenants given or which it should have [ILLEGIBLE] to the Lessor pursuant to Part II of the Seventh Schedule and document entered into by the Lessee pursuant to this Lease

3.14.3 Notwithstanding the earlier provisions of this [ILLEGIBLE] clause the Lessee may share the Premises with any company which is a member of a group of companies (as defined in Section 42 of the Landlord and Tenant Act
1954) of which the Lessee is itself a member PROVIDED THAT:

3.14.3.1 no landlord and tenant relationship or other interest in the Premises at law or in equity is thereby created

3.14.3.2 without prejudice to the generality of Clause 3.1 hereof the Lessee notifies the Lessor immediately of the identity of such company and the date of commencement and cessation of their occupation of the Premises

3.14.3.3 such sharing of occupation shall immediately cease if the Lessee and the company sharing occupation shall cease for any reason to be members of the same group of companies

REGISTRATION

3.15 Within one month after the execution of any assignment charge transfer or underlease or the assignment of an underlease or any transmission by reason of a death or otherwise affecting the Premises or any part thereof produce to and leave with the Superior Lessor and the Lessor a certified copy of the deed instrument or other document evidencing or effecting such dealing or transmission and on each occasion to pay to the Superior or and the Lessor a reasonable registration fee and procure every sub-tenancy or sub-lease of the Premises or any part of shall contain a similar covenant by the sub-tenants or lessee and expressed to be for the benefit of the Lessee the Lessor and Superior Lessor

INFORMATION

3.16 Within one month of being requested so to do notify the Lessor of the name address and relationship to the Lessee of any occupier of the Premises

COSTS AND FEES

3.17 Pay to the Lessor all costs charges and expenses (including solicitors' counsels' and surveyors' and other professional costs and fees) incurred by the Lessor:

3.17.1 in or in contemplation of any proceedings relating to the Premises under Section 146 or 147 of the Law of Property Act 1925 or the preparation and service of notice served thereunder (whether or not any right of re-entry or forfeiture has been waived by the Lessor or a notice served under the said
Section 146 is complied with by the Lessee (or the Lessee has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the Court) and keep the Lessor fully and effectively indemnified against all costs expenses claims and demands whatsoever in respect of the said proceedings

3.17.2 in the preparation and service of a schedule of dilapidations at any time during or after the Term

3.17.3 in respect of any application for consent required by this Lease whether or not such consent be granted including

(without limitation) of any advisers instructed by the Law to consider whether an assignee satisfies the requirements Part I of the Seventh Schedule and in connection with representations to any independent expert appointed there and the costs of such expert and his appointment

3.17.4 in respect of the recovery of any arrears of rent any other breach of covenant (including but not by way limitation any costs of levying distress or execution)

PLANNING ACTS

3.18     In relation to the Planning Acts:

3.18.1 At all times comply in all respects with the provision and requirements of the Planning Acts and all licences consent permissions and conditions (if any) already or hereafter to granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the Premises or any part thereof or any operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the use thereof for any purpose

3.18.2 So often as occasion shall require at the expense in all respects of the Lessee obtain from the Local Authority the Local Planning Authority and/or the Secretary of State for the Environment (or other appropriate Minister) all such licences consents and permissions (if any) as may be required for the carrying out by the Lessee or anyone deriving title under the Lessee (in this sub-clause 3.18 referred to as "a sub-tenant") of any operations on the Premises or the institution or continuance by the Lessee or a sub-tenant thereon of any use thereof which may constitute development within the meaning of the Planning Acts

3.18.3 Pay and satisfy any charge that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance by the Lessee or a sub-tenant of any such operation or the institution or continuance by the Lessee or a sub-tenant of any such use as aforesaid

3.18.4 No application for planning permission shall be made without the previous written consent of the Lessor (such consent not to be unreasonably withheld)

3.18.5 Not carry out or make any alteration or addition to the Premises or any change in their use before all necessary planning permissions have been produced to the Lessor

3.18.6 Not implement any planning permission which is granted subject to (conditions until the Lessor has approved it nor before the Lessee has provided such security for the compliance with such conditions as the Lessor shall require

3.18.7 At the request and under the direction of the Lessor but at the cost of the Lessee appeal against any refusal of or condition contained in any planning permission

3.18.8 Unless the Lessor shall otherwise direct carry out and complete in a good and workmanlike manner before the expiry or sooner determination of the
Term:

3.18.8.1 any works stipulated to be carried out to the Premises by a date subsequent to the expiry or sooner determination of the Term as a condition of any planning permission granted before such expiry or determination and

3.18.8.2 any development begun upon the Premises in respect which the Lessor shall or may be or become liable for any change or levy under the Planning Acts

3.18.9 If and when called upon so to do produce to the Less[ILLEGIBLE] and its surveyors and as it may direct all such plans document and other evidence as the Lessor may reasonably require satisfy itself that the provisions of this covenant have been complied with in all respects

3.18.10 If the Lessee shall receive any compensation in respect of the Lessee's interest under this Lease because of any restriction placed upon the user of the Premises under or by virtue of the Planning Acts then on the expiry or sooner determination of the Term howsoever determined forthwith to make such provision as is just and equitable for the Lessor to receive the Lessor's due benefit from such compensation

FIRE FIGHTING EQUIPMENT

3.19 Install and keep the Premises sufficiently supplied and equipped with such fire fighting and extinguishing appliances as shall from time to time be required by law or by the local or other competent authority and not obstruct or permit or suffer to be obstructed the access to or means of working such appliances or the means of escape from the Premises or the Building in the case of fire

NOTICE OF RE-LETTING OR SALE

3.20 During the six months immediately preceding the Termination Date permit the Lessor or its agents to affix upon any part of the Premises a notice as to the proposed re-letting or other disposal thereof and not to remove interfere with or obscure the notice board and permit intending tenants or purchasers at reasonable times of the day to view the Premises

NOT TO PERMIT ACQUISITION OF EASEMENTS

3.21 Not stop up or obstruct any windows or light belonging to the Premises or to any other buildings belonging to the Lessor and not permit any new window light opening doorway path drain or encroachment or easement to be made into against or upon the Premises and give notice to the Lessor of any such which shall be made or attempted and come to the Lessee's notice and at the request and cost of the Lessor adopt such means and take such steps as may be reasonably required by the Lessor to prevent the same

TO NOTIFY LESSOR

3.22 Forthwith upon becoming aware of the same give notice in writing to the Lessor of any defect in the state of the Premises which would or might give rise to an obligation on the Lessor to do or refrain from doing any act or thing in order to comply with its duty of care imposed on the Lessor pursuant to the Defective Premises Act 1972 and indemnify and keep indemnified the Lessor from and against any loss claims actions costs or demands arising from a failure to give such notice and at all times to display and maintain all notices (including the wording thereof) which the Lessor may from time to time display or require to be displayed on the Premises

INDEMNITY

3.23 At all times keep the Lessor indemnified against all actions proceedings losses liabilities costs damages expenses claims and demands arising out of or resulting from:

3.23.1 any breach or non-observance of the Lessee's covenant contained in this Lease

3.23.2    the existence state of repair condition or use of [the] Premises

3.23.3    works of repair construction or alteration to [the] Premises

3.23.4 any act omission or default of the Lessee or [the] Lessee's or their respective agents employees invitees [or] licensees

NEW SURETY OR GUARANTOR

3.24 Within fourteen days of the death during the Term [of] the Surety (if any) or any guarantor or of such person becoming bankrupt or having a receiving order made against him or being a company having an application made to have a Receiver or Administrator or Administrative Receiver appointed or going into liquidation whether compulsory or voluntary to give notice in writing to the Lessor immediately with full details and within fourteen days of being so requested by the Lessor to procure at the expense of the Lessee in all respects that some other person acceptable to the Lessor shall enter into surety covenants with the Lessor in the terms set out in the Sixth Schedule with such variations as the Lessor shall reasonably require to suit the circumstances of each case

PLEDGING CHATTELS AS SECURITY

3.25 Not give any bill of sale or offer preferential security on the Lessee's stock in trade or personal chattels from time to time in or upon the Premises

PERFORM AND OBSERVE COVENANTS

3.26 By way of indemnity only at all times observe and perform all and singular the covenants and stipulations affecting the freehold title to the Premises so far as they relate to the Premises and observe and comply with the covenants and obligations (other than as to payment of rent and to insure) on the part of the Lessor as lessee under the Superior Lease under which it holds the Building so far as they relate to the Premises and at all times indemnify the Lessor from and against all actions proceedings costs claims and demands arising or which may arise out of any breach or non-observance of any of the said covenants and stipulations insofar as they relate to and affect the Premises

AIR-CONDITIONING

3.27 If conditioned air is supplied to any part of the Building which includes the Premises not to prevent the free passage of such air through the Premises by any means and in particular (but without prejudice to the generality of the foregoing) by the obstruction of extract grilles or by the construction of internal walls partitions doors finishings or fittings unless the same shall have adequate apertures grilles or voids nor by the storage of goods materials or equipment

YIELD UP

3.28      On or by the Termination Date:

3.28.1 (save to the extent that the Lessor otherwise directs in writing) remove any additions and alterations made to the Premises and any advertisements or signs erected on or near the

Premises making good to the satisfaction of the Lessor all damages caused by any such removal and the removal of lessee's fixtures

3.28.2 yield up the Premises to the Lessor together with (save as directed by the Lessor pursuant to Clause 3.28.1) all additions and improvements and all fixtures and fittings consistent with the full and due compliance by the Lessee with the covenants contained in this Lease

LESSOR'S COVENANTS

4. THE Lessor HEREBY COVENANTS with the Lessee that throughout the Term the Lessor will:

QUIET ENJOYMENT

4.1 Afford the Lessee quiet enjoyment of the Premises as against the Lessor and all persons entitled through the Lessor

THE SUPERIOR LEASE

4.2 Pay the rent reserved by the Superior Lease under which it holds (inter alia) the Premises and to perform the covenants on the part of the tenant therein contained insofar as the same shall not be the obligation of the Lessee to perform under the covenants on its part herein contained and if reasonably required and at the expense of the Lessee to enforce the covenants on the part of the Superior Lessor contained in the said Superior Lease

LESSOR'S INSURANCE COVENANT

4.3 Subject to the Lessee paying the whole or the appropriate proportion of the premium as provided in this Lease insure the Building in the name of the Lessor against loss or damage by the Insured Risks in an insurance office or with underwriters of repute in their full reinstatement cost (subject to such exclusions excesses limitations conditions and qualifications as the insurers may require) and for four years (or such longer period as the Lessor may from time to time reasonably require) loss of Rent and Service Charge together in each case with Value Added Tax if the Lessor so determines in its absolute discretion and in case of destruction or damage by any Insured Risk (save where any insurance money shall be wholly or partly irrecoverable by reason solely or in part of any breach by the Lessee any underlessee or any person under their respective control of any of its obligations under this Lease) to apply all policy money received under or by virtue of any such insurance (other than for loss of Rent Service Charge and professional and other fees) in rebuilding or reinstating the Building to provide accommodation reasonably comparable to that afforded by the Premises prior to such destruction or damage (but the Lessor shall not be obliged to rebuild or reinstate the Premises in accordance with the previous sections elevations and specifications) and all the terms of this Lease shall apply to such accommodation (the parties making such variations to the terms of this Lease as the Lessor shall reasonably require to give effect to this provision) PROVIDED THAT:

4.3.1 If any national or local or public or other authority shall refuse permission or otherwise prevent such rebuilding or reinstatement all insurance money shall be the absolute property of the Lessor

4.3.2 If the Premises are destroyed or so seriously damaged by any Insured Risk as to require (in the opinion of the Lessor's surveyor whose decision shall be final and binding upon the parties) substantial reconstruction then the Lessor may at any time within six months after such damage or destruction give to the Lessee six months notice in writing to determine this Lease and immediately upon the expiry of that notice this demise shall determine but without prejudice to the rights and remedies of any party against any other in respect of any antecedent claim or breach of covenant and all insurance money shall be the absolute property of the Lessor

PROVISION OF SERVICES

4.4 Unless prevented by break down or circumstances beyond his reasonable control provide the services to the Building as follows:

4.4.1 The repair renewal maintenance cleansing decoration furnishing supervision and management as and when the Lessor shall consider necessary of the foundations roofs outside walls and structural parts of the Building and the glass in the outside walls of the Building (but not including those items specified in the First Schedule as being included with the Premises or the like items of any other premises in the Building let or intended to be let by the Lessor) and of any parts of the Building not let or intended to be let

4.4.2 The lighting of such parts of the Building not let or intended to be let as require lighting

4.4.3 The provision of an adequate supply of hot and cold water in the toilets in the Building

4.4.4 The provision in the period commencing on the 1 October in each year and ending on the 30 April in the following year and at such other times as the Lessor may decide of reasonable heating for the interior of the Building by means of the central heating system installed

4.4.5 The provision of reasonable air conditioning to the interior of the Building by means of the air conditioning systems installed

4.4.6     The provision of a passenger and goods lift in the Building

4.4.7 Such other services as the Lessor may from time to time in his absolute discretion decide to provide for the general benefit of all or substantially all of the occupiers of the Building PROVIDED THAT:

4.4.7.1 The Lessor shall be entitled to make such alterations as the Lessor thinks fit to any of the parts of the Building not let or intended to be let including if the Lessor thinks fit the installation of lifts heating air-conditioning plant or equipment of a different type and to suspend the service of a lift or heating or air-conditioning while the work of alteration or installation is being carried out

4.4.7.2 Without prejudice to the rights of the Lessor to provide other services or to make alterations to parts of the Building as stated above the Lessor may at any time during the Term add to vary or discontinue any of the services specified in or provided pursuant to this Clause 4 if in the opinion of the Lessor's Surveyor (acting as an expert) the intended addition variation or discontinuance is in compliance with the principles of good estate management as understood and applied and is otherwise reasonable having regard to the circumstances relevant to the Building at such date The provisions of this present proviso shall also include any adjustment in the services which may previously have been made pursuant to the same

RENT REVIEW

DEFINITIONS

5.1 IN this Clause the following expressions shall have the following meanings respectively:

"New Rent"                   shall mean the higher of the Rent payable
                             immediately prior to the relevant Review
                             Date (disregarding any suspension of
                             payment of the whole or any part of the
                             Rent as provided in this Lease) and the
                             Open Market Rent of the Premises on the relevant
                             Review Date

"the President"              shall mean the President for the time being of
                             The Royal Institution of Chartered Surveyors or if none the Vice-President

"Review Date"                shall mean the date or dates specified in
                             paragraph 8 of the Particulars

"the Surveyor"               shall mean an independent surveyor agreed
                             upon or appointed in accordance with clause
                             5.3.2

"Excess" shall mean the amount by which the New Rent exceeds the yearly Rent previously payable

"Open Market Rent"           shall mean the yearly rent without any deduction
                             whatever at which the Premises could reasonably be expected to be let in the open market at the relevant Review Date without a fine or premium by a willing landlord to a willing tenant under a lease for a term equal in length to the whole of the Term but as though the date of commencement of the Term were on each occasion the relevant Review Date and on the same terms and conditions in all other respects as this present Lease (other than the amount of Rent but including these provisions for review)

5.1.1     and upon the assumption (if not a fact) that:

5.1.1.1 the Building is in good and substantial repair and is fit for immediate beneficial occupation and use and that the Lessor and the Lessee have complied with all their respective obligations under this Lease

5.1.1.2 if the Building or any access or amenity have been damaged or destroyed it has or they have been fully reinstated

5.1.1.3   The Premises are available To be let with vacant possession

5.1.1.4 the willing tenant would commence paying rent immediately on and from the relevant Review Date and that such rent would not be discounted in any way to reflect the absence of any rent concession or other benefit then being offered by landlords to tenants on the grant of leases in the open market of premises comparable with the Premises

5.1.1.5 no work has been carried out either on the Premises by the Lessee or any sub-lessee or their respective predecessors in title or on any adjoining or neighbouring property during the Term which has diminished the rental value of the Premises

5.1.1.6 all requisite consents and permissions have been given unconditionally to permit the Premises to be used as high class offices (and that no capital expenditure is required to be made on the Premises to enable them to be so used)

5.1.2     there being disregarded any effect on Rent of:

5.1.2.1 the fact that the Lessee or any sub-lessee or their respective predecessors in title have been in occupation of the Premises

5.1.2.2 any goodwill attaching to the Premises by reason of the Lessee or any sub-lessee or their respective predecessors in title carrying on any business or businesses at the Premises

5.1.2.3 any improvements carried out at any time with the Lessor's consent by the Lessee or any sub-lessee or their respective predecessors in title at the expense of the Lessee or any sub-lessee or their respective predecessors in title otherwise than in pursuance of any obligation to the Lessor or its predecessors in title

5.1.2.4 any law for the time being in force which imposes a restraint upon receiving an increase in the Rent

5.1.2.5 the fact that the Lessor may have insured against loss of Rent in any particular sum whether equal to or in excess of the Rent payable prior to the relevant Review Date

PAYMENT OF NEW RENT

5.2       The New Rent shall be payable from and including each Review Date

DETERMINATION OF THE NEW RENT

5.3.1 The New Rent from the relevant Review Date may be agreed at any time between the Lessor and the Lessee but if no agreement as to the amount of the New Rent from the relevant Review Date shall have been reached between the Lessor and the Lessee three months prior to the relevant Review Date then either the Lessor or the Lessee may by notice to the other require the determination of the amount of the New Rent at the relevant Review Date by the Surveyor

5.3.2 The Surveyor shall be agreed upon by the Lessor and the Lessee or (in default of agreement) appointed on the application of either of them by or on behalf of the President and shall act as an arbitrator pursuant to the provisions of the Arbitration Acts 1950 to 1979 (unless the Lessor shall by notice to both the Lessee and the Surveyor within 21 days of receipt of notice of appointment of the Surveyor elect that the Surveyor shall act as an expert valuer)

5.3.3 The Surveyor shall give notice to the Lessor and to the Lessee of his appointment and shall (if acting as an expert valuer) invite each of them to submit within four weeks a valuation accompanied by a statement of reasons

5.3.4 If the Surveyor shall fail to determine the New Rent at the relevant Review Date and give notice to the parties of his determination within two months of his appointment or if he shall die or become unwilling to act or incapable of acting for any other reason the Lessor may apply to the President for a substitute to be appointed in his place which procedure may be repeated as often as necessary

5.3.5 The fees of the Surveyor shall be in his award but otherwise shall be shared equally between the Lessor and the Lessee (and if the Lessee shall fail to pay on demand any part of those fees which the Lessee is due to pay they may be paid by the Lessor and shall be recoverable by the Lessor as rent in arrear)

ARREARS AND INTEREST

5.4 If upon any review of Rent the amount of the New Rent shall not be agreed or determined prior to the relevant Review Date the Lessee shall continue to pay Rent at the rate payable immediately prior to that Review Date until the quarter day next following the agreement or determination of the New Rent whereupon any Excess shall be due as a debt payable by the Lessee to the Lessor apportioned on a daily basis from the relevant Review Date together with Interest on the Excess from the relevant Review Date until the date of payment of the Excess

RENT REVIEW MEMORANDUM

5.5 If upon any such review it shall be agreed or determined that the Rent previously payable under this Lease shall be increased the Lessor and the Lessee shall immediately complete and sign a written memorandum at the expense of the Lessee recording the New Rent payable from the relevant Review Date

BINDING NATURE OF SURVEYOR'S DETERMINATION

5.6 If the Surveyor is acting as an expert valuer his determination of the New Rent shall be final and binding on the parties

STATUTORY OBLIGATIONS

5.7 If on any Review Date there shall be in force any statute which shall restrict interfere with or affect the Lessor's right to review the Rent in accordance with the terms of this Lease or receive any increase in Rent following such review the Lessor shall be entitled following the repeal or modification of that statute to require a review of the Rent in accordance with the terms of this Lease as though the date of the repeal or modification of that statute had been specified in this Lease as an additional Review Date

TIME

5.8 Time shall not be of the essence in relation to the review of the Rent or the service of notices in connection with such review

RIGHTS OF OTHERS

5.9 No Surety guarantor or any predecessor in title of the Lessee shall have any right to take part in the agreement or determination of the New Rent upon review

SERVICE CHARGE PAYMENT

AMOUNT PAYABLE

6.1 THE Lessee covenants (in addition to its covenant with the Lessor contained in Clause 3.1 hereof) with the Lessor to pay to the Lessor the Service charge which shall be:

6.1.1 (in the case of the Services detailed in Part I of the Fifth Schedule) such fair and reasonable proportion of the total yearly cost of the Services attributable to the Premises as shall be determined by the Lessor (whose determination shall be binding) from time to time and

6.1.2 (in the case of the Services detailed in Part II of the Fifth Schedule) such fair and reasonable proportion of the total yearly cost of the Services attributable to the Floor as shall be determined by the Lessor (whose determination shall be binding) from time to time including the management and administrative costs (including professional fees properly and reasonably incurred by the Lessor) in carrying out and supervising down to the 31 day of December in each year of the Term

PAYMENT ON ACCOUNT

6.2 On the date hereof the Lessee shall pay on account of the Service Charge from 19 October 1996 down to the First Anniversary the Initial Service Charge at the rate specified in paragraph 6 of the Particulars and thereafter the Lessee shall pay such sums on account of the Service Charge as hereinafter provided

ESTIMATES AND CALCULATIONS

6.3.1 As soon as reasonably possible after the beginning of each calendar year of the Term following the First Anniversary the Lessor shall supply the Lessee with a copy of the Lessor's Surveyor's written reasonable estimate of the amount of the Service Charge for that calendar year and the Lessee shall pay that amount to the Lessor on account of the Service Charge by four equal instalments payable in advance on the usual quarter days

6.3.2 During the course of each calendar year of the Term the Lessor may from time to time review the said payments on account for that calendar year so as to take into account any actual or anticipated increase in any item of expenditure so as to keep to a minimum any possible disparity between the said payments on account and the Service Charge and if such revision shall be made the Lessor shall as soon as practicable thereafter certify to the Lessee the said revised payment

6.3.3 About the First Anniversary and about the end of each subsequent calendar year of the Term the Lessor shall promptly calculate and inform the Lessee of the Service Charge payable for that year and any underpayment on account of the Service Charge shall thereupon be paid by the Lessee and any overpayment shall be deducted from the amount next payable by the Lessee on account of the Service Charge PROVIDED THAT any overpayment to which the Lessee may be entitled at the termination of the Term shall be repaid to the Lessee forthwith but subject to any lien therein vested in the Lessor

6.3.4 If the Lessor fails to supply the Lessee with the written estimate in accordance with sub-clause 6.3.1 of this clause then until it is so supplied the Lessee shall make quarterly payments equal to that most recently payable thereunder on account of the Service Charge any overall difference being adjusted in accordance with the preceding sub-clause or whenever the Lessor requires

6.3.5 For the avoidance of doubt it is agreed and declared that the Service Charge may include such reasonable provision as the Lessor's Surveyor may fix on account of the future cost of the Services

6.3.6 The Lessor shall use all reasonable endeavors to keep a proper account (with vouchers so far as reasonably possible) of its income and expenditure in each calendar year in respect of the Services and shall if reasonably required make the same available for inspection by the Lessee and such account shall (save in case of manifest error) be prima facie evidence of all matters recorded therein

NO DISPUTE

6.4 Without prejudice to the preceding provisions of this Clause 6 the Lessee shall not question any item of expenditure hereunder on the ground that it need not have been incurred on the ground that it need not have been incurred in a particular calendar year or could have been provided more economically

MISCELLANEOUS

7.     THE following conditions shall apply:

RE-ENTRY

7.1.1 If the rents reserved or any other sums made payable by this lease or any part of such rents or other sums shall respectively be in arrear for fourteen days after the same shall become due (whether legally demanded or not) or

7.1.2 If there is any breach or non-observance of any of the covenants on the part of the Lessee herein contained or

7.1.3 If any execution or distress is levied upon any asset of the Lessee and is not discharged within fourteen days or

7.1.4 If the Lessee or any surety or guarantor for the Lessee (being a corporation) shall enter into liquidation whether compulsory or voluntary (not being merely a voluntary liquidation whilst solvent for the purpose of reconstruction) or if an application is made for the appointment of a Receiver or

Administrator or Administrative Receiver of all or any part of the property of the Lessee or the Surety or

7.1.5 If the Lessee or any surety or guarantor for the Lessee (being an individual or individuals) shall enter into any composition with their respective creditors or commit any act of bankruptcy or be adjudicated bankrupt
THEN and in any such case it shall be lawful for the Lessor and any persons authorised by the Lessor to re-enter into and upon the Premises whereupon this demise shall immediately determine but without prejudice to any rights or remedies which may then have accrued to the Lessor in respect of the non-payment of the rents reserved or other sums made payable by this Lease or any breach or non-observance or non-performance of any of the covenants conditions and agreements contained in this Lease

RENT ABATEMENT

7.2 If the Premises at any time during the Term shall be damaged or destroyed by any Insured Risk so as to be unfit for occupation and use then so long as the policy or policies of insurance for the time being in force shall not have been vitiated or payment of the policy money withheld or refused in whole or in part by reason of any act or omission of the Lessee or any underlessee or any person under their respective control the Rent and the Service Charge of a fair proportion of them according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered fit for occupation and use or until the money received by the Lessor in respect of loss of rent and service charge insurance shall have been exhausted whichever period shall be the shorter and any dispute between the parties concerning this provision shall be referred to an independent arbitrator agreed between the parties or (in default of agreement) appointed on the application of either party by the President for the time being of The Royal Institution of Chartered Surveyors (or if none the Vice-President) such arbitrator to act as an arbitrator pursuant to the provisions of the Arbitration Acts 1950 to 1979 and the fees of such arbitrator to be in his award but otherwise shall be shared equally between the Lessor and the Lessee

EXCLUSION OF LIABILITY

7.3.1 Notwithstanding anything contained in this Lease this Lessor shall not be liable to the Lessee or the Lessee's underlessees agents servants invitees licensees or others for any injury accident loss damage or inconvenience which may at any time during the Term be done occasioned or suffered to or by any such person or to be Premises or any property on the Premises by reason of any act or omission of the Lessor or anyone claiming through under or in trust for the Lessor or any of the Lessor's servants agents or workmen or by reason of or in consequence of any interruption in the provision of Utilities or any defect in or the defective working stoppage or breakage of any apparatus or Conduits in the Premises the Building or in the Development Area or the defective state and condition of the Premises the Building or the Lessor's adjoining property and neither shall the Lessor be liable for any injury suffered or damage to or loss of any chattel or property sustained on the Premises the Building or the Development Area (including any car-parking areas) and the Lessee will indemnify the Lessor in respect of any claim made against the Lessor by any such person or the owner of any such chattels or property

7.3.2 The Lessor shall not be liable to the Lessee in respect of any failure by the Lessor to perform any of the Lessor's obligations to the Lessee in this Lease (with the exception only of the Lessor's covenant to insure) unless and until the Lessee has notified the Lessor in writing of the facts giving rise to such failure and the Lessor has failed within a reasonable period to remedy the same nor shall the Lessor be liable to compensate the Lessee for any loss or damage sustained by the Lessee before such reasonable period has elapsed

7.3.3 The Lessor shall not be liable to the Lessee in respect of any act or omission of whatsoever nature save as expressly provided in this Lease

NOTICES

7.4 Any notice served under or in connection with this Lease shall be served by registered or recorded delivery post to the Registered Office or Head Office for the time being of the Lessor or the Lessee or the Surety (if any) addressed to the Secretary thereof or if the Lessor or the Lessee or the Surety be an individual to that individual's last address in Great Britain notified to the Lessor in writing and if the expression "the Lessee" or "the Lessor" or "the Surety" includes more than one person a notice served on any one of such persons shall be deemed to have been properly served on all persons or legal entities constituting the Lessee or the Lessor or the Surety

SECTION 37 LTA

7.5 Subject to the provisions of sub-section (2) of Section 38 of the Landlord and Tenant Act 1954 neither the Lessee nor any assignee or underlessee of the Term or of the Premises shall be entitled on quitting the Premises to any compensation under Section 37 of that Act to the intent that any existing and future statutory right of the Lessee to claim compensation from the Lessor on vacating the Premises is excluded to the extent permitted by law

EASEMENTS AND RIGHTS ENJOYED IN COMMON

7.6 Unless otherwise specified the easements and rights mentioned in the Second and Third Schedules are respectively to be enjoyed by the Lessee (and all persons authorised by the Lessee) and the Lessor (and all persons authorised by the Lessor) in common with all others entitled or to become entitled to like easements and rights whether expressly or by operation of law including (but not by way of limitation) any adjoining tenant or lessee of the Lessor PROVIDED ALWAYS that the easements and rights set out in the Second Schedule hereto may be varied from time to time by the Lessor as and for as long as the Lessor may deem necessary provided that the use and enjoyment of the Premises by the Lessee or any underlessee shall not thereby be materially adversely affected AND PROVIDED FURTHER THAT nothing contained or referred to in this Lease shall operate either expressly or impliedly to grant or confer upon the Lessee the benefit of any easement right or privilege save only as expressly granted to or conferred upon the Lessee in the Second Schedule

INTEREST ON OVERDUE MONIES

7.7 If any monies due hereunder are unpaid for fourteen days after the date on which they are payable of if any other sums payable by the Lessee to the Lessor under this Lease shall not be paid within fourteen days of written demand then (but without prejudice to any other right or remedy of the Lessor) the same shall be payable with Interest thereon (as well after as before any judgement) calculated on a day-to-day basis from the date upon which the same became payable down to the date of actual receipt


LESSOR'S POWER OF DEALING

7.8 Notwithstanding anything herein contained the Lessor and the Superior Lessor and all persons duly authorised by them shall have power without obtaining any consent from or making any compensation to the Lessee to deal as it or they may think fit with the Building or any of the lands buildings or parts of buildings and hereditaments adjacent adjoining or near to the Premises or any part thereof whether or not forming part of the Development Area and to erect or suffer to be erected thereon or on any part thereof any buildings whatsoever and to make any alterations erections or additions and carry out any demolition building or rebuilding whatsoever which it or they may think fit or desire to do to such land or buildings or any part or parts thereof in such manner as the Superior Lessor or the Lessor thinks fit whether such buildings alterations or additions shall or shall not affect or diminish the light or air which may now or at any time during the Term be enjoyed by the Lessee or the tenants or occupiers of the Premises and so that any light or air or other easements rights or amenities (other than those expressly granted hereby) at any time enjoyed in respect of the Premises or any part thereof which might otherwise interfere with the rights of the Superior Lessor or the Lessor or of any neighbouring owner or occupier under this provision shall be deemed to have been and to be enjoyed by consent and the Lessee shall not at any time during the Term or thereafter raise or make any complaint or institute or take any proceedings whatsoever whether by way of injunction or for damage or otherwise against the Lessor or any neighbouring owner or occupier by reason or in consequence of any noise disturbance annoyance or inconvenience occasioned by any such erection rebuilding alteration or user as aforesaid

REGULATIONS

7.9 Without prejudice to the Lessee's right under this Lease the Lessor may at any time during the Term in the interests of good estate management impose such reasonable regulations of general application regarding the Building the Development Area or the Premises as it may in its absolute discretion think fit in addition to or in place of the regulations set out in the Fourth Schedule hereto and shall supply the Lessee with a copy thereof

PERMITTING AND SUFFERING

7.10 Every covenant by the Lessee herein and every other provision hereof that the Lessee will not do or omit to be done or allow any act matter or thing is deemed to be a covenant or (as the case may require) a provision that the Lessee will not permit or suffer the doing or (as the case may require) the omission or allowance thereof and every reference herein (whether expressed or implied) to a consequence of the Lessee having done or having omitted to do or having allowed any act matter or thing is deemed to be a reference extending the consequence to any act omission or allowance of or by the Lessee's employees servants agents licensees and invitees and any person claiming under the Lessee and that person's employees servants agents licensees and invitees or any of them

SUPERIOR LEASES

7.11.1 The powers rights matters and discretions granted and reserved to the Lessor under this Lease shall also be granted and reserved to or exercisable by any Superior Lessor its servants agents and workmen to the extent required by any superior lease

7.11.2 The Lessor shall be entitled to withhold its approval or consent in any instance where any Superior Lessor's consent is required and where such approval or consent is applied for and is not given

LESSOR AS LESSEE'S AGENT

7.12 The Lessee irrevocably appoints the Lessor to be the Lessee's agent to store and/or dispose of any effects left by the Lessee on the Premises for more than 7 days after the expiry or sooner determination of the Term on any terms which the Lessor thinks fit without the Lessor being liable to the Lessee save to account for the net proceeds of sale less the cost of storage (if any) and any other expenses reasonably incurred by the Lessor

DISTRESS

7.13 All sums due and payable hereunder shall be recoverable if the Lessor so wishes by distress as if the same formed part of the rents reserved under this Lease

SET-OFFS

7.14 The Lessee waives any and all existing and future counterclaims and set-offs against any payments due to the Lessor under this Lease and agrees to make all such payments in full irrespective of any equity or set-off or counterclaim of the Lessee of any nature

7.15 The Lessee's option to determine if the Lessee wishes to determine this Lease on 25 December 2001 it shall give the Lessor not less than twelve months written notice thereof expiring on 25 December 2001 then providing always that it has paid the rent and observed the covenants on its part contained herein and on the said 24 December 2001 vacant possession of the Premises is given to the Lessor upon expiry of such notice the Term shall immediately cease and determine but without prejudice to the respective rights of either party in respect of any antecedent claim or breach of covenant hereunder

RELEASE OF LESSOR

7.16 Each of the Lessee and its successors in title hereby releases each person now or hereafter included in or comprising the landlord from liability for any breach of the Lessor's obligations in this Lease or any collateral agreement occurring while that person is not the Lessee's immediate Lessor

LESSEE'S OPTION TO DETERMINE

7.17 If the Lessee wishes to determine this Lease on the 25 December 2001 then providing always that it has paid the rents reserved hereunder for and on behalf of Dockways Limited up to that date and has given the Lessor not less than six months prior written notice of its intention to determine to expire no later than 25 December 2001 and provided that on such date the Lessee hands back to the Lessor the Premises with vacant possession then the Term shall immediately cease and determine but without prejudice to the respective rights of either party in respect of any antecedent claim or breach of covenant hereunder

GOVERNING LAW AND JURISDICTION

7.18 This Lease shall be governed by and construed in accordance with the laws of England and Wales

7.18.1 The parties hereto (which expression in this Clause includes their respective successors in title and in the case of an individual his personal representatives) hereby confer jurisdiction on the High Court of Justice of England and Wales (hereinafter called "the High Court") to settle all disputes which may arise in relation to this Lease or the Premises (other than any which under the terms hereof are to be submitted for determination to arbitration or to an independent expert or other person but including where possible any appeal from the determination of any dispute so submitted)

7.18.2 In accordance with Article 17 thereof Clause 7.18.1 does not apply to any:

7.18.2.1 any dispute which is or proceedings which (if instituted) would be subject to exclusive jurisdiction under Article 16 of the 1968 Convention as defined in the civil Jurisdiction and Judgments Act 1982 (hereinafter called "the 1982 Act") or (when Section 3A of the 1982 Act is brought into force) the Lugano Convention (as defined in the 1982 Act) as (in both cases) from time to time amended and in force in England and Wales

7.18.2.2 any other dispute or proceedings in relation to which the parties shall be otherwise prohibited by the laws of England and Wales from conferring jurisdiction on the High Court

SURETY

8. THE Surety (if any) covenants and agrees with the Lessor in the terms set out in the Sixth Schedule
IN WITNESS whereof this Deed and a Counterpart of it have been executed by the parties and were delivered on the date appearing as the date of this Deed

                               THE FIRST SCHEDULE
                                 (The Premises)

That part of the Building on the ninth floor shown (for the purposes of identification only) edged red on Plan C comprising at the date of this Lease 3816 square feet net including:

1. The inner surfaces and interior decorative finishes of walls stanchions and columns which are exterior structural or load-bearing walls of the Building and their stanchions or load-bearing columns (but not other parts of such walls stanchions or columns)

2. The floor finishes applied to any floor slab below or within the Premises and the ceilings and other finishes applied to the underside of any floor slab above or within the Premises but not the remainder of such floor slabs

3. The inner half severed medially of internal nonstructural or non-load bearing walls dividing the Premises from other parts of the Building and the whole of all non-structural non-load bearing walls or partitions wholly within the Premises

4. Internal windows and window frames doors and door frames and the glass therein in each case but not any translucent or transparent material forming part of the exterior of the Building

5.        All additions alterations and improvements to the Premises

6. All Landlord's fixtures and fittings in or upon the Premises whether or not installed at the date hereof

7.        Any Conduits exclusively serving the Premises

                             THE SECOND SCHEDULE

(Easements and rights in favour of the Lessee included in this Lease)

1. SUBJECT always to the right of the Company without being liable to the Lessee in any way to prevent use of any such roadways entrances or accessways or parking spaces for so long as and as may be reasonably necessary to enable the Company to comply with its covenants pursuant to the HEMCO Deed or to exercise its rights or so as to prevent any rights arising by prescription or dedication:

1.1 The right in common with the Lessor the Superior Lessor and all others entitled to like right to use

1.1.1 with or without vehicles the roadway shown coloured blue and hatched blue on Plan A for the purpose of gaining access to and egress from the Building

1.1.2 on foot only the footpath shown coloured purple and hatched purple and the podium area shown coloured green and hatched green and coloured yellow and hatched yellow and the area shown coloured pink and hatched pink and hatched pink on Plan A for the purpose only of gaining access to and egress from the Building

1.2 The right to use with or without vehicles the roadways and accessways in the Common Areas for the purpose only of gaining access to and egress from the Building

1.3 The right to pass and repass on foot only over and along the courtyards footpaths stairways and emergency escapes forming part of the Common Areas

1.4 The right for the Lessee its servants agents and visitors in common with the Lessor and those authorised by it and all others having the same right to pass and repass at all times and for all purposes with or without vehicles over the road connecting the Development Area with the nearest public highway until the said road shall be adopted by the highway authority and shall become maintainable at the public expense for the purpose of access to or egress from the Building provided that the Superior Lessor shall be entitled from time to time to stop up or to re-locate the situation of such road on condition that there shall remain or [ILLEGIBLE] Superior Lessor shall provide alternative means of access to the Building not materially less convenient than the existing road

2. The right in common with the Lessor and its tenants and occupiers of the Building to pass and repass on foot only over and along the entrance halls staircases landings and corridors of the Building and a right to use (when working) the passenger and goods lifts in the Building

3. The right to use the toilets on the same floor of the Building as the Premises

4. The right to place only refuse waste or rubbish originating from the Premises in the refuse bins (if any) in the Building

5. The right to the free and uninterrupted passage of the Utilities to and from the Premises through the Conduits which now are or may at any time during the Term (or during the period of 80 years from the date hereof if shorter which period shall be the perpetuity period applicable to this right) be serving the Premises together with the right to maintain repair and renew the same and the right at any time but (except in emergency) after giving prior notice in writing to enter (or in emergency or after the giving of reasonable notice (being not less than 21 days) in the absence of the Lessor or the relevant tenant or occupier (as the case may be) to break and enter) any other part of the Building the person exercising such rights causing as little damage as is reasonable and making good as soon as reasonably possible any damage caused to the Building and Provided further that the exercise of such rights shall in no way overload the Conduits

6. The right of support protection and shelter from the Building as now enjoyed

                              THE THIRD SCHEDULE

                                    PART I

            (Easements and rights that are excepted from this Lease)

1. The following rights and easements are excepted and reserved out of the Premises unto the Lessor and the Superior Lessor and their tenants and the occupiers of any adjoining or neighbouring land and/or premises and all other persons authorised by the Lessor or by such tenants and occupiers or having the like rights and easements:

1.1 The right of free and uninterrupted passage of foul and surface water drainage electricity electronic impulses gas water telephone heating ventilation air-conditioning the passage of smoke and fumes and all utilities services and facilities through the Conduits which are now or may at any time during the Term (or during the period of eighty years from the date hereof if shorter) be in on under or passing through or over the Premises with the right to construct and maintain new services and alter divert and connect with existing services for the benefit of any adjacent or nearby premises the right to repair maintain and renew such existing and new services and the right at any time but (except in emergency) after giving reasonable prior notice to enter (or in an emergency or after the giving of reasonable notice in the Lessee's absence to break and enter) the Premises in the case of such rights the person exercising such right causing as little damage as is reasonable and making good as soon as reasonably possible any damage caused to the Premises and (in the case of the Lessor and persons authorised by it) acting with all reasonable expedition throughout

1.2 The right at any time but (except in an emergency) after giving reasonable prior notice to enter (or in an emergency or after the giving of reasonable prior notice (being not less than 21 days) during the Lessee's absence to break and enter) and remain upon the Premises with any plant equipment and materials in order to:

1.2.1     inspect or view the condition of the Premises

1.2.2     carry out work upon any adjacent premises

1.2.3 carry out any repairs or other work which the Lessor or Superior Lessor must or may carry out under the provisions of this Lease or to do any other thing which under the said provisions the Lessor may do subject (in the case of the Lessor or the Superior Lessor) to the person entering forthwith making good all damage occasioned to the Premises by the exercise of such right

1.3 The right to deal in any manner whatsoever with any of the land belonging to the Lessor or the Superior Lessor adjoining opposite or near to the Premises including other parts of the Building and to erect maintain rebuild or alter or suffer to be erected maintained rebuilt or altered on such adjoining opposite or neighbouring lands or other parts of the Building any buildings or structures whatsoever whether such buildings shall or shall not affect or diminish the light or air which may now or at any time hereafter be enjoyed for or in respect of the Premises or any building for the time being thereon

2. The right of support shelter and protection from the Premises for the rest of the Building


                                    PART II

1. The rights and privileges reserved over in or under the Premises pursuant to the provisions of an Agreement dated November 1982 and made between the Superior Lessor (1) and the Port of London Authority (2)

2. The provisions of a Transfer Deed dated 4 November 1982 made between the Port of London Authority (1) and the Superior Lessor (2)


                             THE FOURTH SCHEDULE
                                 (Regulations)

1. All refuse shall be kept in a suitable container and shall be taken not less than once a day in sacks to the area designated from time to time by the Lessor for the storage of refuse

2. No rubbish or waste materials paper wood and other combustible matter shall be burnt in or about the Premises or the Building

3. No smoke or fumes or noxious smells shall be emitted from the Premises so as to cause in the reasonable opinion of the Lessor or the Superior Lessor or their respective surveyors annoyance or interference with the proper equipment or the Building adjoining premises of the Lessor and the Superior Lessor [ILLEGIBLE] of the premises adjoining or near the Development Area

4. No use of industrial machinery engines and equipment so as to cause excessive noise vibration or dust and any such use which in the reasonable opinion of the Lessor's or the Superior Lessor's surveyor is causing annoyance to adjoining tenants of the Lessor or the Superior Lessor or to the occupiers of the Building or in the vicinity shall be abated immediately upon notice

5. No mechanically operated vehicles cycles hand trucks or trailers shall be parked or left unattended outside areas properly reserved for such parking or in such manner as to obstruct roadways on the Development Area or so as to prevent ingress and egress of fire fighting equipment round the curtilage of the Building

6. No off-loading of vehicles except within the curtilage of the areas designated for that purpose

7. No storage of inflammable materials explosives substances or liquids except in proper containers or receptacles in accordance with regulations enforced by a competent authority and in any event not abutting any boundary or other adjoining property of the Lessor or the Superior Lessor

8. Traffic Regulations as shown by road signs or as advised to the Lessee from time to time by the Lessor or the Company must be observed including parking and speed limits No vehicle belonging to the Lessee or any visitor of the Lessee shall be driven on the Development Area except by a person holding a valid driving licence permitting him to drive that vehicle

9. All vehicles on the Development Area and the Car Park are at the owner's risk and neither the Lessor nor the Superior Lessor will be liable for damage or theft or any other hazard

10. No repairing testing or washing of vehicles on the Development Area or in the Car Park save that vehicles may be washed in the area (if any) designated for that purpose by the Lessor

11. No obstruction shall be caused in any part of the Building and in particular all delivery or despatch and all loading or unloading of goods shall be from the area hatched blue on Plan A to the goods entrance of the Building

12. No loud speaker television sets radios or other devices shall be used in a manner so as to be heard outside the Premises or so as to cause interference with any equipment outside the Premises

13. Conduits and all plumbing facilities shall not be used for any other purpose than that for which they are intended and no foreign substance of any kind shall be placed therein

14. The Lessee will keep clean and free from obstruction all conduits in the Premises including but without prejudice to the generality thereof the air conditioning and heating ducts and flues

15. The passenger lifts shall not be used for the conveyance of goods nor by building operatives

16. The Lessee will not instal any curtains blinds or screens at or over any transparent or translucent parts of exterior walls bounding the Premises

17. The Lessee will not store or place any items against any transparent or translucent parts of exterior walls bounding the Premises so as to present (in the opinion of the Lessor) an unsightly appearance when viewed from the exterior


                              THE FIFTH SCHEDULE

(Expenditure to be taken into account in computing the Service Charge)

                                    PART I

1. All costs and expenses whatsoever incurred by the Lessor in and about the provision from time to time of services in to or for the benefit of the Building which without prejudice to such generality shall include those under the following heads:

1.1 The cost of and incidental to compliance by the Lessor with every notice regulation requirement or order of any competent local or other authority or any Act of Parliament in respect of the Building

1.2 The cost of periodically inspecting making renewing repairing maintaining decorating or otherwise treating rebuilding replacing and keeping free from and remedying all defects whatsoever and cleaning the main structure and exterior of the Building (including the roof and foundations) and of all parts of the Building not let or intended to be let and other conveniences which may belong to or be used for the Building along or in common with other premises near or adjoining including any amounts which the Lessor may be called upon to pay as a contribution towards such costs

1.3 The cost of providing operating periodically inspecting maintaining in proper working order overhauling repairing renewing and replacing in whole or in part the heating and/or ventilating and/or air conditioning and hot and cold water systems and generators and other plant serving the Building and the lifts lift shafts and machinery and other plant in or serving the Building

1.4 The cost of all fuel of any kind required for the boiler or boilers supplying the heating lighting ventilation and/or air conditioning and hot water systems and generating and other plant serving the Building and the electricity for operating the lifts and providing all other services to or for the Building

1.5 The cost of insuring the Building (excluding the Premises and other parts of the Building let or intended to be let) against loss or damage by the Insured Risks in accordance with Clause 4.3 of this Lease

1.6 The cost of taking out and maintaining in force an effective insurance policy against any and every liability of the Lessor for injury to or death of any person (including every agent servant and workmen of the Lessor) and damage to or destruction of the property of any such person arising out of the management and/or maintenance and/or occupation of the Building or any part of it and in particular but without limiting the generality of the foregoing:

1.6.1     employer's liability and

1.6.2 insurance against such injury death damage or destruction as above stated due to the act neglect default or misconduct of the agents servants or workmen of the Lessor employed in connection with the management and/or maintenance of the Building or to a total or partial failure or breakdown of the lifts or central heating or air conditioning plant or hot water systems or to flooding in the boiler room or elsewhere and also such further or other insurances as the Lessor shall from time to time in its absolute discretion deem necessary

1.7 The cost of carpeting re-carpeting restoring cleaning decorating lighting and furnishing as appropriate all parts of the Building not let or intended to be let and keeping the same in good repair and condition and providing towels and toilet and other requisites in the toilets

1.8 The charges assessments and other outgoings (if any) payable by the Lessor in respect of all parts of the Building

1.9 All proper fees charges expenses and commissions of any person or persons the Lessor may from time to time employ in connection with the management and supervision of the Building (including but not by way of limitation rent collection and maintenance of the Building)

1.10 The cost of preparing submitting and settling any insurance claims relating to the Building

1.11 The cost of providing maintaining and when necessary replacing renewing or amending a security patrol and security observation system for the Building (including but not by way of limitation the provision of alarms close circuit television and apparatus and fitting designed to prevent or limit vandalism)

1.12      The cost of the upkeep of and tending and stocking of:

1.12.1 any landscaping in the Building and of the forecourts roadways/pathways and open areas within the Building

1.12.2    floral and/or plant displays or areas

1.13 The cost of cleaning the interior and exterior of the glass surfaces of the parts of the Building not let or intended to be let and the transparent or translucent parts of the exterior of the Building

1.14 The cost of providing and maintaining and where necessary replacing furniture for the use:

1.14.1    in the parts of the Building not let or intended to be let

1.14.2 by persons employed by the Lessor in or about the provision of the services

1.15 The cost of providing maintaining and when necessary replacing such flags decorative lights and other decorations or like amenities as the Lessor shall think fit to provide

1.16 The cost of operating for the tenants or occupiers of the Building and their visitors on such basis as the Lessor may determine the Car Park and of repairing maintaining rebuilding renewing and cleaning the same and keeping it clear of all rubbish and obstructions

1.17 The cost of providing and replacing paladins or other refuse containers for the tenants or occupiers of the Building and arranging for the collection of refuse

1.18 The cost of providing maintaining and renewing all directional and other notices posters boards or signs in the Building

1.19 The cost of taking all steps deemed desirable or expedient by the Lessor for complying with making representations against or otherwise contesting the incidence of the provisions of any Acts of Parliament concerning any matter relating or alleged to relate to the Building

1.20 The cost of providing fire fighting equipment appliances (including fire alarm sprinkler systems and smoke detectors) and any other signs or notices required by the local Fire Officer (other than such as is supplied in the Premises by the Lessee) and the cost of repair maintenance and renewal of the same

1.21 The cost of employing staff for the Building either directly or indirectly for the performance of duties in connection with the maintenance and/or security of the Building and the provision of services to the Building and to the tenants occupiers and users and all other incidental expenditure in relation to such employment including (but without limiting the generality of such provision) contributions to an occupational pension scheme the payment of such insurance health pension welfare and other contributions and premiums industrial training levies redundancy and similar or ancillary payments that the Lessor may be required by Act of Parliament or otherwise to pay or may at his absolute discretion deem desirable and necessary in respect of such staff and uniforms working clothes tools machinery two-way radios appliances office equipment motor vehicles (whether or not as an emolument of employment) cleaning and other material bins receptacles and other equipment for the proper performance of their duties

1.22 The rent rates telephone charges gas electricity and other incidental expenses of:

1.22.1 any accommodation provided in the Building or elsewhere for occupation or use by the persons employed in connection with the provision of the services to and the management and/or the security of the Building and

1.22.2 any accommodation provided for vehicles parts equipment and other things employed in common with the provision of the said services and the management and/or security of the Building

1.23 The cost of leasing any item required for the purpose of carrying out any of the matters referred to in this Schedule

1.24 The cost of staging mounting arranging or otherwise providing in any parts of the Building not let or intended to be let any exhibition function display or event which the Lessor may from time to time consider desirable for the purpose of maintaining or improving the reputation of the Building

1.25 The cost of carrying out any other works or providing services or facilities of any kind whatsoever which the Lessor may from time to time consider desirable for the purpose of maintaining or improving the services or facilities in or for the Building PROVIDED ALWAYS that the Lessor may at any time add to the heads of expenditure any depreciation or other allowance provision for future anticipated expenditure on or replacement of any installation equipment plant or apparatus or rental value of any part of the Building used in connection with the provision of the Services not previously included and from and after the relevant date of the exercise of this right such additional items of depreciation allowance provision expenditure or value shall be included in the calculation of the Service Charge

2. The service charge payable under Clause 3 of the HEMCO Deed or under Clause 6 of the two underleases dated 10 August 1995 and made between Globe Trust Limited (1) the Company (2) and the Lessor (3)

3. The cost of calculating the service charges and the payments on account payable by the tenants of premises in the Building the preparation of accounts and audits made for the purpose and of recovering service charges and payments from such tenants

4. All professional charges fees and expenses payable by the Lessor in respect of the matters mentioned in paragraphs 1 2 and 3 above insofar as not already charged under sub-paragraph 1.9

5. During any period in which the Lessor does not employ managing agents to manage the Building a reasonable sum but in any event not exceeding fifteen per centum of the costs fees charges and expenses referred to in paragraphs 1 2 3 and 4 above incurred during such period

6. All Value Added Tax or other similar tax payable by the Lessor in respect of the matters referred to in paragraphs 1 2 3 4 and 5 above

7. The gross cost to the Lessor by way of interest commission banking charges commitment or otherwise of borrowing any necessary sums to provide the costs under the foregoing paragraphs

                                    PART II

1. The cost of decorating or otherwise treating those parts of the Floor not let or intended to be let

2. The cost of carpeting re-carpeting restoring cleaning decorating lighting and furnishing as appropriate all parts of the Floor not let or intended to be let and keeping the same in good repair and condition

3. The cost of all fuel of any kind required for the boiler or boilers supplying the heating lighting ventilation and/or air conditioning and hot water systems and generating and other plant and the electricity and all other services serving those parts of the Floor not let or intended to be let

4. The cost of providing repairing renewing replacing And maintaining facilities plant and equipment on the Floor for the preparation of hot and cold drinks and light refreshments solely for consumption by the Lessee its employees or visitors and all electricity gas water or other services

5. The cost of providing fire fighting equipment appliances (including fire alarms sprinkler systems and smoke detectors) and any other signs or notices required by the local Fire Officer for those parts of the Floor not let or intended to be let and the cost of repair maintenance and renewal of the same

6. The cost of calculating the service charges and the payments on account payable by the tenants of premises on the Floor the preparation of accounts and audits made for the purpose and of recovering service charges and payments from such tenants

7. All professional charges fees and expenses payable by the Lessor in respect of the matters mentioned in paragraphs 1 2 3 4 5 and 6 above

8. During any period in which the Lessor does not employ managing agents to manage the Building a reasonable sum but in any event not exceeding fifteen per centum of the costs fees charges and expenses referred to in paragraphs 1 2 3 4 5 6 and 7 above incurred during such period

9. All Value Added Tax or other similar tax payable by the Lessor in respect of the matters referred to in paragraphs 1 2 3 4 5 6 7 and 8 above

10. The gross cost to the Lessor by way of interest commission banking charges commitment or otherwise of borrowing any necessary sums to provide the costs under the foregoing paragraphs


                                SIXTH SCHEDULE
                   (Covenants and Agreements by the Surety)

1.        The Surety covenants with the Lessor as a primary obligation:

1.1 that the Lessee and the Surety shall until this Lease is assigned by an assignment which is not an excluded assignment duly perform and observe all the covenants conditions and other provisions on the part of the Lessee to be observed and performed in this Lease (including the payment of the Rent and all other sums from time to time payable under this Lease) in the manner and at the times specified and shall indemnify the Lessor against all actions proceedings losses liabilities costs damages expenses claims and demands sustained by the Lessor in any way directly or indirectly arising out of or resulting from any default by the Lessee in the performance and observance of any such covenants conditions and other provisions

1.2       that it will enter into the guarantee required under paragraph 2 of
Part I of the Seventh Schedule

1.3 not to claim in any liquidation bankruptcy administration receivership composition or arrangement of the Lessee in competition with the Lessor and to remit to the Lessor the proceeds of all judgments and all distributions it may receive from any liquidator trustee in bankruptcy administrator administrative receiver or supervisor of the Lessee and to hold for the benefit of the Lessor all security and rights the Surety may have over assets of the Lessee while any liabilities of the Lessee or the Surety to the Lessor remain outstanding

1.4 that if a liquidator or trustee in bankruptcy of the Lessee or the Treasury Solicitor or any other competent person shall disclaim or surrender this Lease or this Lease shall be forfeited or the Lessee shall die or cease to exist (referred to in this Schedule as "the Relevant Event") then the Surety shall (if the Lessor by notice in writing given to the surety within six months after becoming aware of the Relevant Event so requires) accept from and execute and deliver to the Lessor a counterpart of a new lease of the Premises for a term commencing on the date of the Relevant Event and continuing for the residue then remaining unexpired of the Term such new lease to be at the cost of the Surety and to be at the same rents payable immediately before the date of the Relevant Event (subject to review on the Review Dates referred to in the Particulars hereof and subject to the same covenants conditions and provisions as are contained in this Lease insofar as applicable immediately before the date of the Relevant Event)

1.5 that if the Lessor shall not require the Surety to take a new lease the Surety shall nevertheless upon demand pay to the Lessor a sum equal to the Rent all other sums that would have been payable under this Lease in respect of the period from and including the date of the Relevant Event until the expiry of twelve months after that date or until the Lessor shall have granted a lease of the Premises to a third party (whichever shall first occur)

2. The Surety is jointly and severally liable with the Lessee (whether before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfilment of all the Lessee's covenants conditions and other provisions contained in this Lease and the Lessor in the enforcement of its rights may proceed against the Surety as if the Surety was named as the Lessee in this Lease

3. The Surety waives any right to require the Lessor to proceed against the Lessee or to pursue any other remedy of any kind which may be available to the Lessor before proceeding against the Surety

4. None of the following (or any combination thereof) shall release determine discharge or in any way lessen or affect the liability of the Surety as principal debtor under this Lease or otherwise prejudice or affect the liability of the Surety to accept a new Lease in accordance with the provisions of this Schedule:

4.1 any neglect delay or indulgence or extension of time given by the Lessor in enforcing payment of the Rent or any other sums due under this Lease in enforcing the performance or observance of any of the Lessee's covenants conditions or other provisions contained in this Lease

4.2 any refusal by the Lessor to accept Rent tendered by or on behalf of the Lessee following a breach of covenant by the Lessee

4.3       the expiry or sooner determination of the Term

4.4 any variation of the terms of this Lease (including any reviews of the Rent payable under this Lease) or the transfer of the Lessor's reversion or the assignment of this Lease

4.5 any change in the constitution structure or powers of either the Lessee the Surety or the Lessor or the liquidation administration receivership or bankruptcy (as the case may be) of either the Lessee or the Surety or the death or dissolution of the Lessee

4.6 any legal limitation or any immunity disability or incapacity of the Lessee (whether or not known to the Lessor) or the fact that any dealings with the Lessor by the Lessee may be outside or in excess of the powers of the Lessee

4.7 the release of any security or guarantee held by the Lessor in relation to the Lessee's obligations

4.8 any other act omissions matter or thing of any kind by virtue of which (but for this provision) the Surety would be exonerated either wholly or in part (other than a release under seal given by the Lessor)

5. This guarantee shall enure for the benefit of the successors and assigns of the Lessor under this Lease without the necessity for any assignment of it

                               SEVENTH SCHEDULE

                                     PART I

                       (Requirements for an assignment)

APPLICATIONS

1. This Part applies for the purposes of Section 19(1A) of the Landlord and Tenant Act 1927

AUTHORISED GUARANTEE AGREEMENT

2. Before any assignment of the Premises the Lessee shall enter into an authorised guarantee agreement with the Lessor with respect to the performance by the assignee of the Lessee's obligations in this Lease in such form as the Lessor reasonably requires but in any event containing:

2.1 an obligation to take up a new lease if this Lease is disclaimed and the Lessor so requires within six months of becoming aware of the disclaimer and

2.2       provisions preventing the guarantee from being vitiated by:

2.2.1     any neglect or forbearance of the Lessor

2.2.2     any time or indulgence given by the Lessor

2.2.3     any variation of this Lease by the Lessor and the Lessee and

2.2.4 the release of any security or guarantee held in relation to such obligations

GUARANTOR OF ASSIGNOR TO JOIN IN GUARANTEE

3. If the Lessor reasonably so requires the Lessee shall procure that before any assignment of the Premises any person who is then a guarantor of the Lessee's obligations in this Lease (other than a person who shall have previously been the Lessee and its guarantor) joins in the guarantee given under paragraph 2 as co-guarantor jointly and severally with the Tenant

DISREGARD OF AUTHORISED GUARANTEE AGREEMENT

4. In deciding whether to approve a proposed assignment the Lessor may disregard:

4.1 its rights under paragraphs 2 and 3 above and Section 16 of the Landlord and Tenant (Covenants) Act 1995 and

4.2 the fact that the assignor and/or a guarantor would or might give a guarantee of the assignee's obligations to the Lessor

NO INTRA-GROUP ASSIGNMENTS

5. This Lease shall not be assigned to a person who at the date of the assignment is a member of the same group as the assignor or any guarantor of the assignor's obligations in this Lease within the meaning of Section 42 of the 1954 Act

NO ARREARS

6. The Lessee shall not assign the Premises unless it has paid all rents and other sums which have fallen due under this Lease before the date of the assignment

                                       PART II

                                (General Requirements)

1. The Lessee shall not assign underlet or charge part only of the Premises

2. The Lessee shall not (otherwise than by assignment or underletting permitted by this Lease) part with or share possession or occupation of or grant any other person rights over or in the Premises nor hold or occupy the Premises as nominee trustee or agent or otherwise for the benefit of any other person

3. On the grant of any of underlease the Lessee shall procure (if reasonably so required by the Lessor) that a guarantor or guarantors acceptable to the Lessor shall enter into surety covenants direct with the Lessor in the terms set out in the Sixth Schedule with such variations as the Lessor shall reasonably require to suit the circumstances of each case

4. Prior to the grant or assignment of any underlease the Lessee shall procure that the underlessee or assignee covenants direct with the Lessor:

4.1 to observe and perform all the terms and conditions and the covenants on the part of the Lessee contained in this Lease (other than as to payment of rent) until the underlease is assigned by an assignment which is not an excluded assignment

4.2 not to assign charge underlet hold on trust for another or otherwise part with share possession or occupation of or suffer any other person to occupy the whole or any part of the premises underlet save with the approval of the Lessor (such approval not to be unreasonably withheld) by way of an assignment of the whole thereof complying with the provisions of this

Schedule mutatis mutandis to a person who has entered into the covenants required by this paragraph 4

4.3 Prior to the grant of any underlease the Lessee shall produce to the Lessor a certified copy of an order of the Court under Section 38(4) of the Landlord and Tenant Act 1954 (as amended) authorising the exclusion of Sections 24 to 28 (inclusive) of that Act in relation to such proposed underlease

5. The Lessee shall procure that any underlease shall contain covenants by the underlessee with the Lessee that the underlessee will not:

5.1 assign underlet charge or part with or share possession or occupation of part only of the premises demised by the underlease

5.2 charge underlet or (save by way of an assignment of the whole in accordance with paragraph 4.2) part with or share possession or occupation of the whole of the premises demised by the underlease

5.3 assign the whole of the premises demised by the underlease by way of an assignment complying with the provisions of this Schedule mutatis mutandis to a person who has entered into the covenants required by paragraph 4 without the prior written consent of the Lessee and the Lessor

6.        On the grant of any underlease the Lessee shall:

6.1       not reserve or charge any fine or premium

6.2 charge a yearly rent (payable not less frequently than quarterly in advance) which shall be the Open Market Rent (as assessed under this Lease) at the date of such underlease

6.3 include provisions for upwards only review of the yearly rent corresponding both as to terms and dates with the provisions for review of Rent contained in this Lease

6.4 duly and punctually exercise all rights to review the yearly rent reserved by any underlease but not to agree any reviewed yearly rent with the underlessee without the Lessor's prior written consent (such consent not to be unreasonably withheld) and to procure that if the yearly rent under any underlease is to be determined by an independent person not to determine whether that person shall act as an expert or as an arbitrator without the Lessor's prior written consent and to procure that the Lessor's representations as to the reviewed yearly rent to be payable thereunder are made to that independent person to the Lessor's reasonable satisfaction

6.5 include a proviso for re-entry on breach of any covenant on the part of the underlessee

6.6 include such covenants on the part of the underlessee as shall secure the due performance and observance of the terms and conditions and covenants on the Lessee's part contained in this Lease (save for payment of rent)

EXECUTED as a Deed by DOCKWAYS        )
LIMITED acting by its attorney        )
T.J. [ILLEGIBLE] and T.E.F. Sutherland)   DOCKWAYS LIMITED
under a Power of Attorney dated 18    )
September 1995                        )

                                       by its attorney

                                       /s/ [ILLEGIBLE]
                                       ----------------------------------
                                       in the presence of the
                                       undersigned witness:

                                       /s/ [ILLEGIBLE]
                                       21 St George Street
                                       Hanover Square
                                       London W1.

                                       by its attorney

                                       /s/ [ILLEGIBLE]
                                       ----------------------------------
                                       in the presence of the
                                       undersigned witness:

                                       /s/ Linda [ILLEGIBLE]
                                       61 Brook Street
                                       London W1
                                       Assistant

                                  [FLOOR PLAN]


                     9th Floor
                     1 Harbour Exchange
                     Docklands

                                  [FLOOR PLAN]

                            [ARCHITECTURAL DRAWING]
                                     PLAN A

                            [ARCHITECTURAL DRAWING]
                                    PLAN B